Exhibit (99)(a)

Management’s Report on Internal Control over Financial Reporting

The management of Golden West Financial Corporation and subsidiaries (the Company or Golden West) is responsible for establishing and maintaining adequate internal control over financial reporting. The Company’s internal control system was designed to provide reasonable assurance to the Company’s management and Board of Directors regarding the preparation and fair presentation of published financial statements.

Golden West’s management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005. In making this assessment, we used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework. Based on our assessment, we believe that as of December 31, 2005, the Company’s internal control over financial reporting was effective based on those criteria.

Golden West’s independent auditors, Deloitte & Touche LLP, an independent registered public accounting firm, have issued an audit report on our assessment of the Company’s internal control over financial reporting and their report follows.

March 3, 2006	/s/ Herbert M. Sandler
Herbert M. Sandler
Chairman of the Board and Chief Executive Officer

March 3, 2006	/s/ Marion O. Sandler
Marion O. Sandler
Chairman of the Board and Chief Executive Officer

March 3, 2006	/s/ Russell W. Kettell
Russell W. Kettell
President and Chief Financial Officer

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Golden West Financial Corporation

Oakland, California

We have audited management’s assessment, included in the accompanying Management’s Report on Internal Control over Financial Reporting, that Golden West Financial Corporation and subsidiaries (the “Company”) maintained effective internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed by, or under the supervision of, the company’s principal executive and principal financial officers, or persons performing similar functions, and effected by the company’s board of directors, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. Also, projections of any evaluation of effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management’s assessment that the Company maintained effective internal control over financial reporting as of December 31, 2005, is fairly stated, in all material respects, based on the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2005, based on the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements as of and for the year ended December 31, 2005 of the Company and our report dated March 3, 2006 expressed an unqualified opinion on those financial statements.

/s/ Deloitte & Touche LLP
Oakland, California
March 3, 2006

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Golden West Financial Corporation

Oakland, California

We have audited the accompanying consolidated statements of financial condition of Golden West Financial Corporation and subsidiaries (the “Company”) as of December 31, 2005 and 2004, and the related consolidated statements of net earnings, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Golden West Financial Corporation and subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 3, 2006 expressed an unqualified opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

/s/ Deloitte & Touche LLP
Oakland, California
March 3, 2006

GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

(Dollars in thousands except per share figures)

	December 31
	2005	2004
ASSETS
Cash	$518,161	$292,421
Federal funds sold and other investments	1,321,626	936,353
Securities available for sale, at fair value	382,499	438,032
Purchased mortgage-backed securities available for sale, at fair value	11,781	14,438
Purchased mortgage-backed securities held to maturity, at cost	303,703	375,632
Mortgage-backed securities with recourse held to maturity, at cost	1,168,480	1,719,982
Loans Receivable:
Loans held for sale	83,365	52,325
Loans held for investment less allowance for loan losses of $295,859 and $290,110	117,798,600	100,506,854

Total Loans Receivable	117,881,965	100,559,179
Interest earned but uncollected	392,303	248,073
Investment in capital stock of Federal Home Loan Banks	1,857,580	1,563,276
Foreclosed real estate	8,682	11,461
Premises and equipment, net	403,084	391,523
Other assets	365,299	338,171

Total Assets	$124,615,163	$106,888,541

	December 31
	2005	2004
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits	$60,158,319	$52,965,311
Advances from Federal Home Loan Banks	38,961,165	33,781,895
Securities sold under agreements to repurchase	5,000,000	3,900,000
Bank notes	2,393,951	2,709,895
Senior debt	8,194,266	5,291,840
Taxes on income	547,653	561,772
Other liabilities	688,844	402,952

Total Liabilities	115,944,198	99,613,665

Stockholders’ equity:
Preferred stock, par value $1.00:
Authorized 20,000,000 shares Issued and outstanding, none
Common stock, par value $.10:
Authorized 600,000,000 shares Issued and outstanding, 308,041,776 and 306,524,716 shares	30,804	30,652
Additional paid-in capital	338,997	263,770
Retained earnings	8,077,466	6,728,998

	8,447,267	7,023,420
Accumulated other comprehensive income from unrealized gains on securities, net of income tax of $140,482 and $158,347	223,698	251,456

Total Stockholders’ Equity	8,670,965	7,274,876

Total Liabilities and Stockholders’ Equity	$124,615,163	$106,888,541

See notes to consolidated financial statements.

GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF NET EARNINGS

(Dollars in thousands except per share figures)

	Year Ended December 31
	2005	2004	2003
Interest Income:
Interest on loans	$5,969,566	$3,976,619	$3,178,087
Interest on mortgage-backed securities	92,746	131,720	261,712
Interest and dividends on investments	137,584	70,517	88,545

	6,199,896	4,178,856	3,528,344
Interest Expense:
Interest on deposits	1,550,517	944,493	938,123
Interest on advances	1,221,795	448,535	269,793
Interest on repurchase agreements	155,511	49,589	9,048
Interest on other borrowings	337,002	117,634	102,996

	3,264,825	1,560,251	1,319,960

Net Interest Income	2,935,071	2,618,605	2,208,384
Provision for loan losses	8,290	3,401	11,864

Net Interest Income after Provision for Loan Losses	2,926,781	2,615,204	2,196,520
Noninterest Income:
Fees	369,867	210,576	163,306
Gain on sale of securities and loans	10,514	13,216	72,274
Other	81,755	70,131	77,750

	462,136	293,923	313,330
Noninterest Expense:
General and administrative:
Personnel	655,425	547,432	453,476
Occupancy	92,877	86,117	76,649
Technology and telecommunications	89,900	79,453	78,701
Deposit insurance	7,556	7,068	6,683
Advertising	28,633	26,743	22,516
Other	88,024	93,313	82,490

	962,415	840,126	720,515
Earnings before Taxes on Income	2,426,502	2,069,001	1,789,335
Taxes on Income	940,338	789,280	683,236

Net Earnings	$1,486,164	$1,279,721	$1,106,099

Basic Earnings Per Share	$4.83	$4.19	$3.63

Diluted Earnings Per Share	$4.77	$4.13	$3.57

Dividends declared per common share	$.26	$.21	$.1775
Average common shares outstanding	307,388,071	305,470,587	305,047,184
Average diluted common shares outstanding	311,790,191	310,119,746	309,974,406

See notes to consolidated financial statements.

GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

(Dollars in thousands except per share figures)

	Number of Shares	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity
Balance at January 1, 2003	307,042,206	$15,352	$198,162	$4,612,529	$199,207	$5,025,250
Net earnings		-0-	-0-	1,106,099	-0-	1,106,099
Change in unrealized gains on securities available for sale		-0-	-0-	-0-	(1,501)	(1,501)
Reclassification adjustment for gains included in income		-0-	-0-	-0-	(7)	(7)

Comprehensive income						1,104,591
Common stock issued upon exercise of stock options, including tax benefits	1,108,750	55	22,761	-0-	-0-	22,816
Purchase and retirement of shares of Company stock	(3,912,740)	(195)	-0-	(151,035)	-0-	(151,230)
Cash dividends on common stock		-0-	-0-	(54,159)	-0-	(54,159)

Balance at December 31, 2003	304,238,216	15,212	220,923	5,513,434	197,699	5,947,268
Net earnings		-0-	-0-	1,279,721	-0-	1,279,721
Change in unrealized gains on securities available for sale		-0-	-0-	-0-	53,757	53,757

Comprehensive income						1,333,478
Common stock issued upon exercise of stock options, including tax benefits	2,286,500	122	58,165	-0-	-0-	58,287
Common stock split effected by means of a two-for-one stock dividend		15,318	(15,318)	-0-	-0-	-0-
Cash dividends on common stock		-0-	-0-	(64,157)	-0-	(64,157)

Balance at December 31, 2004	306,524,716	30,652	263,770	6,728,998	251,456	7,274,876
Net earnings		-0-	-0-	1,486,164	-0-	1,486,164
Change in unrealized gains on securities available for sale		-0-	-0-	-0-	(27,758)	(27,758)

Comprehensive income						1,458,406
Common stock issued upon exercise of stock options, including tax benefits	2,502,060	251	75,227	-0-	-0-	75,478
Purchase and retirement of shares of Company stock	(985,000)	(99)	-0-	(57,785)	-0-	(57,884)
Cash dividends on common stock		-0-	-0-	(79,911)	-0-	(79,911)

Balance at December 31, 2005	308,041,776	$30,804	$338,997	$8,077,466	$223,698	$8,670,965

See notes to consolidated financial statements.

GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in thousands)

	Year Ended December 31
	2005	2004	2003
Cash Flows from Operating Activities:
Net earnings	$1,486,164	$1,279,721	$1,106,099
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for loan losses	8,290	3,401	11,864
Amortization of net loan costs	343,710	189,367	100,579
Depreciation and amortization	53,423	48,587	42,379
Loans originated for sale	(363,274)	(428,526)	(2,003,352)
Sales of loans	792,212	552,964	3,217,876
Increase in interest earned but uncollected	(139,507)	(60,812)	(2,114)
Decrease (increase) in deferred interest	(394,200)	(34,157)	41,450
Federal Home Loan Bank stock dividends	(71,366)	(44,458)	(40,854)
Decrease (increase) in other assets	(37,437)	60,415	146,553
Increase (decrease) in other liabilities	248,321	117,431	(10,128)
Increase (decrease) in taxes on income	43,928	(3,963)	84,061
Other, net	948	(1,228)	(1,925)

Net cash provided by operating activities	1,971,212	1,678,742	2,692,488
Cash Flows from Investing Activities:
New loan activity:
New real estate loans originated for investment portfolio	(51,153,125)	(48,560,551)	(33,981,369)
Real estate loans purchased	(1,277)	(46,769)	(2,115)
Other, net	213,623	(212,104)	(414,193)

	(50,940,779)	(48,819,424)	(34,397,677)
Real estate loan principal repayments	33,375,894	23,258,098	18,034,803
Purchases of mortgage-backed securities held to maturity	-0-	(19,028)	(366,509)
Repayments of mortgage-backed securities	446,322	897,283	2,007,746
Proceeds from sales of foreclosed real estate	43,444	49,284	54,231
Decrease (increase) in federal funds sold, securities purchased under agreements to resell, and other investments	(385,273)	603,152	(1,160,667)
Decrease (increase) in securities available for sale	10,326	(10,511)	202,914
Purchases of Federal Home Loan Bank stock	(227,661)	(369,979)	(37,185)
Additions to premises and equipment	(66,089)	(81,396)	(53,892)

Net cash used in investing activities	(17,743,816)	(24,492,521)	(15,716,236)

See notes to consolidated financial statements.

	Year Ended December 31
	2005	2004	2003
Cash Flows from Financing Activities:
Increase in deposits	$7,193,008	$6,238,346	$5,688,168
Additions to Federal Home Loan Bank advances	14,239,000	16,700,000	10,240,000
Repayments of Federal Home Loan Bank advances	(9,059,730)	(4,918,340)	(6,874,865)
Proceeds from agreements to repurchase securities	9,850,000	6,051,855	4,504,306
Repayments of agreements to repurchase securities	(8,750,000)	(5,173,240)	(2,005,220)
Increase (decrease) in bank notes	(315,944)	(305,959)	1,805,929
Net proceeds from senior debt	2,944,509	4,287,595	-0-
Repayments of subordinated notes	-0-	-0-	(200,000)
Dividends on common stock	(79,911)	(64,157)	(54,159)
Exercise of stock options	35,296	29,277	12,728
Purchase and retirement of Company stock	(57,884)	-0-	(151,230)

Net cash provided by financing activities	15,998,344	22,845,377	12,965,657

Net Increase (Decrease) in Cash	225,740	31,598	(58,091)
Cash at beginning of period	292,421	260,823	318,914

Cash at end of period	$518,161	$292,421	$260,823

Supplemental cash flow information:
Cash paid for:
Interest	$3,121,663	$1,484,231	$1,328,673
Income taxes	896,413	793,373	599,367
Cash received for interest and dividends	5,661,466	4,080,387	3,569,163
Noncash investing activities:
Loans receivable and loans underlying mortgage-backed securities converted from adjustable rate to fixed-rate	521,820	149,776	1,227,486
Loans transferred to foreclosed real estate	40,676	47,167	57,008
Loans securitized into mortgage-backed securities with recourse recorded as loans receivable	34,332,574	24,535,995	13,663,049
Mortgage-backed securities held to maturity desecuritized into adjustable rate loans and recorded as loans receivable	163,416	1,024,116	-0-
Transfer of loans held for investment from loans held for sale	23,070	69,578	144,323

See notes to consolidated financial statements.

GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2005, 2004, and 2003

NOTE A - Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of Golden West Financial Corporation, a Delaware corporation, and its subsidiaries (the Company or Golden West). All of Golden West’s subsidiaries are wholly owned. Intercompany accounts and transactions have been eliminated. World Savings Bank, FSB (WSB), is a federally chartered savings bank and the Company’s principal operating subsidiary with $124.4 billion in assets at December 31, 2005. The information in these notes relating to WSB includes the accounts of its subsidiaries, the largest of which is World Savings Bank, FSB (Texas) (WTX), a federally chartered savings bank with $13.3 billion of assets at December 31, 2005. Both WSB and WTX are regulated by the Office of Thrift Supervision (OTS).

Certain reclassifications have been made to prior year financial statements to conform to current year presentation.

Nature of Operations

Golden West, through its financial institution subsidiaries, operates 283 savings branches in 10 states and has lending operations in 39 states. The Company is a residential mortgage portfolio lender and its primary source of revenue is interest from loans and mortgage-backed securities.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

Cash is defined as cash on hand and amounts due from banks.

Securities Available for Sale

The Company classifies its investment securities as available for sale. The Company has no trading securities. Securities available for sale are reported at fair value. Fair value is based on quoted market prices. Net unrealized gains and losses are excluded from earnings and reported net of applicable income taxes in accumulated other comprehensive income and as a separate component of stockholders’ equity until realized. Realized gains or losses on sales of securities are recorded in earnings at the time of sale and are determined by the difference between the net sales proceeds and the cost of the security, using specific identification, adjusted for any unamortized premium or discount. If a decline in the fair value is considered to be other-than-temporary, the cost of the asset is reduced and the loss is recorded in noninterest income.

GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2005, 2004, and 2003

Mortgage-Backed Securities

The Company has no mortgage-backed securities (MBS) classified as trading. MBS available for sale are reported at fair value, with unrealized gains and losses excluded from earnings and reported net of applicable income taxes in accumulated other comprehensive income and as a separate component of stockholders’ equity until realized. Realized gains or losses on sales of MBS are recorded in earnings at the time of sale and are determined by the difference between the net sales proceeds and the cost of MBS, using specific identification, adjusted for any unamortized premium or discount. Mortgage-backed securities held to maturity are recorded at cost because the Company has the ability and intent to hold these MBS to maturity. Premiums and discounts on MBS are amortized or accreted using the interest method over the estimated life of the security. If a decline in the fair value is considered to be other-than-temporary, the cost of the asset is reduced and the loss is recorded in noninterest income.

Securitized Loans

The Company securitizes certain loans from its held for investment loan portfolio into MBS which are available to be used as collateral for borrowings. In accordance with Statement of Financial Accounting Standards No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (SFAS 140), loan securitizations are not recorded as sales because 100% of the beneficial ownership interests are retained by the Company, including both the primary and subordinate retained interests.

Loans securitized after March 31, 2001 are securities included in Loans Receivable. Securities resulting from loan securitizations formed prior to April 1, 2001 are included in MBS with recourse, recorded at cost, and are evaluated for impairment based upon the characteristics of the underlying loans.

Loans Receivable

The Company’s real estate loan portfolio consists primarily of long-term loans collateralized by first deeds of trust on single-family residences and multi-family residential property. In addition to real estate loans, the Company makes loans collateralized by savings accounts.

The option adjustable rate mortgage (ARM) is the Company’s primary real estate loan. Most of the Company’s ARMs carry an interest rate that changes monthly, based on movements in certain indexes. Interest rate changes and monthly payments of principal and interest may be subject to maximum increases. Negative amortization may occur if the payment amount is less than the interest accruing on the loan. A small portion of the Company’s ARMs is originated with a fixed rate for an initial period, primarily 12-36 months.

The Company originates certain loans that are held for sale, primarily fixed-rate loans. These loans are recorded at the lower of cost or fair value. The fair value of loans held for sale is based on observable market prices.

Certain direct loan origination costs, net of loan origination fees, are deferred and amortized as an interest income yield adjustment over the contractual life of the related loans using the interest method. Loan origination fees, net of certain direct loan origination costs, on loans originated for sale are deferred until the loans are sold and recognized at the time of sale.

“Fees,” which include fees for prepayment of loans, income for servicing loans, late charges for delinquent payments, fees from deposit accounts, and miscellaneous fees, are recorded when collected.

Nonperforming assets consist of loans 90 days or more delinquent, with balances not reduced for loan loss reserves, and foreclosed real estate. When a loan becomes nonperforming, it is placed on nonaccrual status and all interest earned but uncollected is reversed. Interest income on nonaccrual loans is only recognized when cash is received, and these cash receipts are applied in accordance with the loan’s amortization schedule.

Troubled debt restructured consists of loans that have been modified by the Company to grant a concession due to the borrower’s financial difficulties.

GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2005, 2004, and 2003

Foreclosed Real Estate

Foreclosed real estate is comprised mainly of residential property acquired through foreclosure. All foreclosed real estate is recorded at the lower of cost or fair value. Included in the fair value is the estimated selling price in the ordinary course of business less estimated costs to repair and dispose of the property. Costs relating to holding property, net of rental income, are expensed in the current period. Gains on the sale of real estate are recognized at the time of sale. Losses realized in connection with the disposition of foreclosed real estate are charged to current earnings.

Allowance for Loan Losses

The allowance for loan losses reflects the Company’s estimate of the probable credit losses inherent in the loans receivable balance. Each quarter the allowance is reviewed. Additions to or reductions from the allowance are reflected in the provision for loan losses in current earnings.

In order to evaluate the adequacy of the allowance, the Company determines an allocated component and an unallocated component. The allocated component consists of reserves on loans that are evaluated on a pool basis, primarily the large portfolio of one- to four-family loans, as well as loans that are evaluated on an individual basis, such as major multi-family and commercial real estate loans. However, the entire allowance is available to absorb credit losses inherent in the total loan receivable balance.

To evaluate the adequacy of the reserves for pooled loans, a model is used that is based on the Company’s historical repayment rates, foreclosure rates, and loss experience over multiple business cycles. Data for the model is gathered using an internal database that identifies and measures losses on loans and foreclosed real estate broken down by age of the loan. To evaluate the adequacy of reserves on individually evaluated loans, impairment is measured based on the fair value of the collateral taking into consideration the estimated sale price, cost of refurbishing the security property, payment of delinquent property taxes, and costs of disposal.

The Company has also established an unallocated component to address the imprecision and range of probable outcomes inherent in the estimates of credit losses. The amount of the unallocated reserve takes into consideration many factors, including trends in economic growth, unemployment, housing market activity, home prices for the nation and individual geographic regions, and the level of mortgage turnover. The ratios of allocated allowance and unallocated allowance to total allowance may change from period to period.

Mortgage Servicing Rights

The Company recognizes as assets the rights to service loans for others. When the servicing rights are retained by the Company upon the sale of loans, the allocated cost of these rights is capitalized as an asset and then amortized over the expected life of the loan. The amount capitalized is based on the relative fair value of the servicing rights and the loan on the sale date. The balance of Capitalized Mortgage Servicing Rights (CMSRs) is included in “Other assets” in the Consolidated Statement of Financial Condition. The amortization of the CMSRs is included in “Fees” in the Consolidated Statement of Net Earnings.

The fair value of CMSRs is estimated using a present value cash flow model to estimate the fair value that the CMSRs could be sold for in the open market as of the valuation date. The Company’s model estimates a fair value based on a variety of factors including observable data such as adequate compensation for servicing, loan repayment rates, and market discount rates. For the purposes of the fair value calculation, the loans are stratified by year of origination or modification, term to maturity, and loan type. The other key assumptions used in calculating the fair value of CMSRs at December 31, 2005 were a weighted average repayment rate of 24.0%, a discount rate of 10%, and the market rate of the annual cost of servicing of 7.7 basis points. CMSRs are evaluated for possible impairment based on the current carrying value amount and the estimated fair value. If temporary impairment exists, a valuation allowance is established for the estimated temporary impairment through a charge to noninterest income. If an other-than-temporary impairment exists, the Company recognizes a direct write-down.

GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2005, 2004, and 2003

Investment in Capital Stock of Federal Home Loan Banks

The Company’s investment in the stock of the Federal Home Loan Banks (FHLBs) is carried at cost since it is not a readily marketable security and is evaluated for impairment. If a decline in the value is considered to be other-than-temporary, the cost of the asset is reduced and the loss is recorded in noninterest income.

Premises and Equipment

Buildings, leasehold improvements, and equipment are carried at depreciated cost and are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. Buildings and equipment are depreciated over their estimated useful lives using the straight-line method. The estimated useful life of newly constructed buildings is 40 years and the lives of new assets that are added to existing buildings are based on the remaining life of the original building. The estimated useful life for equipment is 3-10 years. Leasehold improvements are amortized over the shorter of their useful lives or lease terms.

Securities Sold Under Agreements to Repurchase

The Company enters into sales of securities under agreements to repurchase (reverse repurchase agreements) only with selected dealers and banks. Reverse repurchase agreements are treated as financings and the obligations to repurchase securities sold are reflected as a liability in the Consolidated Statement of Financial Condition. The securities underlying the agreements remain in the asset accounts.

Interest Rate Swaps

The Company enters into interest rate swaps as a part of its interest rate risk management strategy. Such instruments are entered into primarily to alter the repricing characteristics of designated assets and liabilities. The Company does not hold any derivative financial instruments for trading purposes. Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133), as amended, establishes accounting and reporting standards for derivative instruments and for hedging activities. In accordance with SFAS 133, interest rate swaps are recognized on the Consolidated Statement of Financial Condition at fair value.

Fair value hedges

In a fair value hedge, changes in the fair value of the hedging derivative are recognized in earnings and offset by also recognizing in earnings changes in the fair value of the hedged item. To the extent that the hedge is ineffective, the changes in fair value will not be equal and the difference is reflected in the Consolidated Statement of Net Earnings as “Change in Fair Value of Derivatives.”

The Company formally documents the relationship between the hedging derivative used in fair value hedges and the hedged items, as well as the risk management objective and strategy, before undertaking the hedge. This process includes linking all derivative instruments that are designated as fair value hedges to the specific asset or liability.

Taxes on Income

The Company files a consolidated federal income tax return with its subsidiaries and, in certain states, combined state tax returns. In accordance with Statement of Financial Standards No. 109, “Accounting for Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences of differences between the financial statement and tax basis of assets and liabilities using enacted tax rates. The effect on deferred taxes of a change in tax rates is recognized in the period that the change is enacted.

GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2005, 2004, and 2003

Stock Split

On October 20, 2004, the Company’s Board of Directors approved a two-for-one stock split of its outstanding common stock in the form of a 100% stock dividend. The stock split became effective on December 10, 2004. All references in the consolidated financial statements to the number of shares of common stock, prices per share, earnings and dividends per share, and other per share amounts reflect the stock split.

Stock-Based Compensation

The Company has a stock-based employee compensation plan, which is described more fully in Note S. The Company applies Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25) and related interpretations in accounting for its plan. Accordingly, no compensation cost has been recognized for awards granted under the plan. Had compensation cost been determined using the fair value based method prescribed by SFAS 123 “Accounting for Stock-Based Compensation,” the Company’s net income and earnings per share would have been reduced to the pro forma amounts indicated below:

	Year Ended December 31
(Dollars in thousands except per share figures)	2005	2004	2003
Net income, as reported	$1,486,164	$1,279,721	$1,106,099
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(8,022)	(7,228)	(8,162)

Pro forma net income	$1,478,142	$1,272,493	$1,097,937

Basic earning per share
As reported	$4.83	$4.19	$3.63
Pro forma	4.81	4.17	3.60
Diluted earning per share
As reported	$4.77	$4.13	$3.57
Pro forma	4.75	4.10	3.55

GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2005, 2004, and 2003

New Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123 (Revised 2004), “Share-Based Payment” (SFAS 123R). This Statement is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation” (SFAS 123) and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25). This Statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award. This Statement is effective as of the beginning of the first fiscal year that begins after December 15, 2005. In October 2005, the FASB issued FASB Staff Position (FSP) FAS 123R-2, “Practical Accommodation to the Application of Grant Date as Defined in SFAS 123”. The FSP provides guidance on the application of grant date as defined in SFAS 123R. The FSP will be applied upon initial adoption of FAS123R. The Company expects that the adoption of SFAS 123R will result in amounts that are similar to the current pro forma disclosures under SFAS 123.

In November 2005, the FASB issued FSP SFAS 123R-3, “Transition Election Related to Accounting for the Tax Effects of Share-Based Payment Awards”. The FSP provides a practical transition election related to accounting for the tax effects of share-based payments to employees. The FSP is effective as of November 10, 2005. A company may make a one-time election to adopt the transition method described in the FSP. The Company expects to make this election.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (SFAS 154). This Statement replaces APB Opinion No. 20, “Accounting Changes,” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and revises the requirements for the accounting for and reporting of a change in an accounting principle. SFAS 154 applies to all voluntary changes in accounting principles and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. This Statement requires retrospective application to prior periods’ financial statements of a change in accounting principle. This Statement shall be effective for fiscal years beginning after December 15, 2005, but early adoption is permitted.

In November 2005, the FASB issued FSP SFAS 115-1 and SFAS 124-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments.” The FSP specifically nullifies the recognition and measurement provisions of Emerging Issues Task Force (EITF) Issue 03-1 and references existing other-than-temporary impairment guidance. The FSP carries forward the disclosure requirements included in EITF Issue 03-1. The FSP is effective for reporting periods beginning after December 15, 2005. Earlier application is permitted. The adoption of the FSP will not have a significant impact on the Company’s financial statements.

GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2005, 2004, and 2003

NOTE B – Federal Funds Sold and Other Investments

The following is a summary of federal funds sold and other investments:

	December 31
(Dollars in thousands)	2005	2004
Federal funds sold	$1,096,626	$861,353
Eurodollar time deposits	225,000	75,000

	$1,321,626	$936,353

The weighted average portfolio yields on federal funds sold and other investments were 4.11% and 2.08% at December 31, 2005 and 2004, respectively. At December 31, 2005, all federal funds sold and Eurodollar time deposits had overnight maturities.

NOTE C – Securities Available for Sale

The following is a summary of securities available for sale:

	December 31, 2005
(Dollars in thousands)	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
U.S. government obligation	$1,765	$-0-	$-0-	$1,765
Freddie Mac stock	5,530	361,737	-0-	367,267
Other	11,673	1,826	32	13,467

	$18,968	$363,563	$32	$382,499

	December 31, 2004
(Dollars in thousands)	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
U.S. government obligation	$1,762	$-0-	$2	$1,760
Freddie Mac stock	5,530	408,664	-0-	414,194
Other	20,752	1,340	14	22,078

	$28,044	$410,004	$16	$438,032

The weighted average portfolio yields on securities available for sale excluding equity securities were 4.24% and 2.43% at December 31, 2005 and 2004, respectively.

Principal proceeds from the sales of securities from the securities available for sale portfolio were $9.8 million (2005), $-0- (2004), and $1.5 million (2003) and resulted in gross realized gains of $-0- (2005), $-0-(2004), and $21 thousand (2003) and no realized losses in 2005, 2004, or 2003.

At December 31, 2005, the securities available for sale had maturities as follows:

(Dollars in thousands)	Amortized Cost	Fair Value
Maturity
No maturity	$17,099	$380,633
2006	1,765	1,765
2007 through 2010	70	68
2011 through 2015	-0-	-0-
2016 and thereafter	34	33

	$18,968	$382,499

GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2005, 2004, and 2003

NOTE D – Purchased Mortgage-Backed Securities Available for Sale

Purchased mortgage-backed securities available for sale are summarized as follows:

	December 31, 2005
(Dollars in thousands)	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Fannie Mae	$5,545	$195	$-0-	$5,740
Ginnie Mae	2,901	218	-0-	3,119
Freddie Mac	2,686	236	-0-	2,922

	$11,132	$649	$-0-	$11,781

	December 31, 2004
(Dollars in thousands)	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Fannie Mae	$6,613	$-0-	$186	$6,427
Ginnie Mae	4,053	-0-	-0-	4,053
Freddie Mac	3,958	-0-	-0-	3,958

	$14,624	$-0-	$186	$14,438

The weighted average portfolio yields on mortgage-backed securities available for sale were 8.51% and 8.69% at December 31, 2005 and 2004, respectively.

There were no sales of securities from the mortgage-backed securities available for sale portfolio in 2005, 2004, or 2003.

At December 31, 2005, purchased mortgage-backed securities available for sale had contractual maturities as follows:

(Dollars in thousands)	Amortized Cost	Fair Value
Maturity
2006 through 2010	$441	$467
2011 through 2015	937	991
2016 and thereafter	9,754	10,323

	$11,132	$11,781

GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2005, 2004, and 2003

NOTE E – Mortgage-Backed Securities Held to Maturity

Mortgage-backed securities held to maturity are summarized as follows:

	December 31, 2005
(Dollars in thousands)	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Purchased MBS held to maturity
Fannie Mae	$281,996	$1,061	$3,206	$279,851
Freddie Mac	18,185	301	232	18,254
Ginnie Mae	3,522	266	-0-	3,788

Subtotal	303,703	1,628	3,438	301,893
MBS with recourse held to maturity
REMICs	1,168,480	4,152	1,916	1,170,716

Total	$1,472,183	$5,780	$5,354	$1,472,609

	December 31, 2004
(Dollars in thousands)	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Purchased MBS held to maturity
Fannie Mae	$348,663	$5,345	$202	$353,806
Freddie Mac	22,302	195	-0-	22,497
Ginnie Mae	4,667	-0-	-0-	4,667

Subtotal	375,632	5,540	202	380,970
MBS with recourse held to maturity
REMICs	1,719,982	37,942	-0-	1,757,924

Total	$2,095,614	$43,482	$202	$2,138,894

The weighted average portfolio yields on mortgage-backed securities held to maturity were 5.72% and 4.89% at December 31, 2005 and 2004, respectively.

There were no sales of securities from the mortgage-backed securities held to maturity portfolio during 2005, 2004, or 2003.

At December 31, 2005, MBS with an amortized cost of $1.0 billion were pledged to secure Federal Home Loan Bank advances.

At December 31, 2005, mortgage-backed securities held to maturity had contractual maturities as follows:

(Dollars in thousands)	Amortized Cost	Fair Value
Maturity
2006 through 2010	$23	$23
2011 through 2015	300	298
2016 and thereafter	1,471,860	1,472,288

	$1,472,183	$1,472,609

GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2005, 2004, and 2003

NOTE F – Loans Receivable

	December 31
(Dollars in thousands)	2005	2004
Loans collateralized by:
One- to four-family dwelling units	$111,394,353	$94,449,233
Over four-family dwelling units	4,794,359	4,748,335
Commercial property	10,205	15,220

	116,198,917	99,212,788
Loans on savings accounts	10,509	10,734

	116,209,426	99,223,522
Loans in process	826,355	722,115
Net deferred costs	1,152,143	915,008
Allowance for loan losses	(295,859)	(290,110)
Undisbursed loan funds	(10,100)	(11,356)

	$117,881,965	$100,559,179

The amount of deferred interest included in the loan portfolio was $449 million and $55 million as of December 31, 2005 and 2004, respectively.

As of December 31, 2005 and 2004, the Company had $2.9 billion and $2.6 billion, respectively, of Equity Lines of Credit (ELOC) balances and second mortgages outstanding.

At December 31, 2005 and 2004, the Company had $83 million and $52 million, respectively, in loans held for sale, all of which were carried at the lower of cost or fair value. At December 31, 2005, the Company had $49.9 billion of loans that were securitized after March 31, 2001 that are securities classified as loans receivable in accordance with SFAS 140. The outstanding balances of securitizations created prior to April 1, 2001 are included in MBS with recourse.

Loans totaling $57.8 billion and $52.5 billion at December 31, 2005 and 2004 were pledged to secure advances from the FHLBs and securities sold under agreements to repurchase.

As of December 31, 2005, 62% of the Company’s loan balances were on residential properties in California. The other 38% represented loans in 38 other states, none of which made up more than 7% of the total loan portfolio. The vast majority of these loans were secured by first deeds of trust on one- to four-family residential property. Economic conditions and real estate values in the states in which the Company lends are the key factors that affect the credit risk of the Company’s loan portfolio.

A summary of the changes in the allowance for loan losses is as follows:

	Year Ended December 31
(Dollars in thousands)	2005	2004	2003
Balance at January 1	$290,110	$289,937	$281,097
Provision for loan losses	8,290	3,401	11,864
Loans charged off	(4,363)	(4,613)	(3,633)
Recoveries	1,822	1,385	609

Balance at December 31	$295,859	$290,110	$289,937

The following is a summary of impaired loans:

	December 31
(Dollars in thousands)	2005	2004
Nonperforming loans	$373,671	$332,329
Troubled debt restructured	124	3,810
Other impaired loans	407	6,648

	$374,202	$342,787

GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2005, 2004, and 2003

The portion of the allowance for loan losses that was specifically provided for impaired loans was $645 thousand and $1.4 million at December 31, 2005 and 2004, respectively. The average recorded investment in total impaired loans was $347 million and $387 million during 2005 and 2004, respectively. All amounts involving impaired loans have been measured based upon the fair value of the related collateral. The amount of interest income recognized during the years ended December 31, 2005, 2004, and 2003 on the total of impaired loans at each yearend was $10 million (2005), $10 million (2004), and $13 million (2003).

NOTE G – Loan Servicing

In addition to loans receivable and MBS with recourse held to maturity, the Company services loans for others. At December 31, 2005 and 2004, the outstanding balance of loans sold with servicing retained by the Company was $4.2 billion and $4.5 billion, respectively. Included in those amounts were $1.7 billion and $2.3 billion at December 31, 2005 and 2004, respectively, of loans sold with recourse.

Capitalized mortgage servicing rights are included in “Other assets” on the Consolidated Statement of Financial Condition. The following is a summary of CMSRs:

	Year Ended December 31
(Dollars in thousands)	2005	2004
CMSRs
Balance at January 1	$60,544	$88,967
New CMSRs from loan sales	9,502	9,970
Amortization of CMSRs	(30,344)	(38,393)

Balance at December 31	39,702	60,544

Valuation Allowance
Balance at January 1	(7,310)	-0-
Recovery of (provision for) CMSRs in excess of fair value	6,742	(7,310)

Balance at December 31	(568)	(7,310)

CMSRs, net	$39,134	$53,234

The estimated amortization of the December 31, 2005 balance of CMSRs for the five years ending 2010 is $23.1 million (2006), $12.1 million (2007), $4.2 million (2008), $262 thousand (2009), and $2 thousand (2010). Actual results may vary depending upon the level of the payoffs of the loans currently serviced.

The net estimated fair value of CMSRs as of December 31, 2005 and 2004 was $54 million and $62 million, respectively. The book value of the Company’s CMSRs for certain of the Company’s loan strata exceeded the fair values by $568 thousand and $7.3 million at December 31, 2005 and 2004, respectively and as a result, we had a valuation allowance of those amounts.

NOTE H – Interest Earned But Uncollected

	December 31
(Dollars in thousands)	2005	2004
Loans receivable	$364,036	$230,018
Mortgage-backed securities	5,325	6,478
Interest rate swaps	7,266	1,142
Other	15,676	10,435

	$392,303	$248,073

NOTE I – Premises and Equipment

	December 31
(Dollars in thousands)	2005	2004
Land	$93,025	$83,677
Building and leasehold improvements	288,645	280,037
Furniture, fixtures, and equipment	389,282	354,691

	770,952	718,405
Accumulated depreciation and amortization	367,868	326,882

	$403,084	$391,523

GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2005, 2004, and 2003

The aggregate future rentals under long-term operating leases on land or premises in effect on December 31, 2005, and which expire between 2006 and 2064, amounted to approximately $218 million. The approximate minimum payments during the five years ending 2010 are $35 million (2006), $33 million (2007), $26 million (2008), $21 million (2009), $15 million (2010), and $88 million thereafter. Certain of the leases provide for options to renew and for the payment of taxes, insurance, and maintenance costs. The rental expense for the year amounted to $39 million (2005), $34 million (2004), and $31 million (2003).

NOTE J - Deposits

	December 31
	2005		2004
(Dollars in thousands)	Rate	Amount	Rate	Amount
Deposits by rate:
Interest-bearing checking accounts	1.69%	$4,916,067	1.35%	$5,425,183
Savings accounts	2.20	14,141,337	1.94	33,990,906
Term certificate accounts with original maturities of:
4 weeks to 1 year	3.77	28,956,796	1.94	4,315,419
1 to 2 years	3.87	8,082,385	2.43	4,217,192
2 to 3 years	2.90	1,086,506	2.33	1,344,881
3 to 4 years	3.05	728,817	3.37	1,230,919
4 years and over	4.33	2,227,145	4.62	2,405,210
Retail jumbo CDs	1.31	19,266	1.63	35,565
All other	0.00	-0-	2.78	36

		$60,158,319		$52,965,311

	December 31
	2005		2004
(Dollars in thousands)	Rate	Amount	Rate	Amount
Deposits by remaining maturity at yearend:
No contractual maturity	2.07%	$19,057,404	1.86%	$39,416,089
Maturity within one year	3.77	38,139,593	2.41	9,956,686
After one but within two years	4.17	1,875,679	2.94	1,400,252
After two but within three years	3.45	495,177	4.33	1,461,677
After three but within four years	3.80	435,351	3.24	287,350
After four but within five years	4.09	154,389	3.80	442,598
Over five years	3.31	726	3.19	659

		$60,158,319		$52,965,311

At December 31, the weighted average cost of deposits was 3.24% (2005) and 2.08% (2004).

As of December 31, 2005, the aggregate amount outstanding of time certificates of deposit in amounts of $100 thousand or more was $16.1 billion and the aggregate amount outstanding of transaction accounts in amounts of $100 thousand or more was $8.0 billion.

Interest expense on deposits is summarized as follows:

	Year Ended December 31
(Dollars in thousands)	2005	2004	2003
Interest-bearing checking accounts	$71,150	$78,417	$78,900
Savings accounts	377,062	575,039	533,402
Term certificate accounts	1,102,305	291,037	325,821

	$1,550,517	$944,493	$938,123

GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2005, 2004, and 2003

NOTE K - Advances from Federal Home Loan Banks

Advances are borrowings secured by pledges of certain loans, MBS, and capital stock of the Federal Home Loan Banks. The Company is required to own FHLB stock based primarily on the level of outstanding FHLB advances. The Company owned $1.9 billion of FHLB stock at December 31, 2005.

The Company’s advances have maturities and interest rates as follows:

December 31, 2005
(Dollars in thousands)	Amount	Stated Rate
Maturity
2006	$9,325,594	4.15%
2007	11,785,124	4.37
2008	8,965,039	4.35
2009	4,069,839	4.37
2010	4,374,269	4.43
2011 and thereafter	441,300	5.44

	$38,961,165

December 31, 2004
(Dollars in thousands)	Amount	Stated Rate
Maturity
2005	$9,045,933	2.17%
2006	6,825,003	2.22
2007	9,814,655	2.31
2008	3,589,620	2.31
2009	4,069,464	2.34
2010 and thereafter	437,220	5.60

	$33,781,895

Financial data pertaining to advances from FHLBs was as follows:

	Year Ended December 31
(Dollars in thousands)	2005	2004
Weighted average interest rate, end of year	4.33%	2.30%
Weighted average interest rate during the year	3.34%	1.58%
Average balance of FHLB advances	$36,531,354	$28,372,344
Maximum outstanding at any monthend	38,961,165	33,781,895

Of the advances outstanding at December 31, 2005, $35.4 billion were tied to a London Interbank Offered Rate (LIBOR) index and were scheduled to reprice within 90 days.

GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2005, 2004, and 2003

NOTE L - Securities Sold under Agreements to Repurchase

Securities sold under agreements to repurchase are collateralized by mortgage-backed securities.

December 31, 2005
(Dollars in thousands)	Amount	Stated Rate
Maturity
2006	$3,550,000	4.26%
2007	650,000	4.49
2008	300,000	4.16
2009	500,000	4.44

	$5,000,000

December 31, 2004
(Dollars in thousands)	Amount	Stated Rate
Maturity
2005	$2,500,000	2.21%
2006	500,000	1.99
2007	400,000	2.49
2009	500,000	2.40

	$3,900,000

Financial data pertaining to securities sold under agreements to repurchase was as follows:

	Year Ended December 31
(Dollars in thousands)	2005	2004
Weighted average interest rate, end of year	4.30%	2.23%
Weighted average interest rate during the year	3.38%	1.51%
Average balance of agreements to repurchase	$4,602,694	$3,279,154
Maximum outstanding at any monthend	5,150,000	4,150,000

At the end of 2005 and 2004, all of the agreements to repurchase with brokers/dealers were to reacquire the same securities.

NOTE M - Bank Notes

WSB has a bank note program under which up to $5.0 billion of borrowings can be outstanding at any point in time. These unsecured bank notes have maturities of 270 days or less.

December 31, 2005
(Dollars in thousands)	Amount	Stated Rate
Maturity
2006	$2,393,951	4.33%

December 31, 2004
(Dollars in thousands)	Amount	Stated Rate
Maturity
2005	$2,709,895	2.29%

GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2005, 2004, and 2003

NOTE N - Senior Debt

	December 31
(Dollars in thousands)	2005	2004
Golden West Financial Corporation senior debt, unsecured, due from 2006 to 2012, at coupon rates of 4.125% to 5.50%, net of unamortized discount of $5,603 (2005) and $7,171 (2004)	$994,397	$992,829
WSB senior debt, unsecured, due from 2006 to 2009, at coupon rates of 4.125% to 4.6012%, net of unamortized discount of $12,560 (2005) and $11,299 (2004)(a)	7,199,869	4,299,011

	$8,194,266	$5,291,840

(a)	The Company entered into three interest rate swaps to effectively convert certain fixed-rate debt to variable-rate debt.

Financial data pertaining to senior debt follows and includes the effect of the interest rate swaps:

	Year Ended December 31
(Dollars in thousands)	2005	2004
Weighted average interest rate, end of year	4.61%	3.03%
Weighted average interest rate during the year	3.77%	2.93%
Average balance of senior debt	$6,535,666	$2,779,242
Maximum outstanding at any monthend	8,194,266	5,291,840

At December 31, 2005, senior debt had maturities as follows:

(Dollars in thousands)	Amount
Maturity
2006	$1,549,481
2007	2,896,916
2008	1,436,951
2009	1,815,470
2012	495,448

$8,194,266

GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2005, 2004, and 2003

NOTE O - Taxes on Income

The following is a comparative analysis of the provision for federal and state taxes on income.

	Year Ended December 31
(Dollars in thousands)	2005	2004	2003
Federal income tax:
Current	$807,697	$693,808	$556,885
Deferred	(8,175)	(6,820)	44,349
State tax:
Current	138,420	98,862	87,403
Deferred	2,396	3,430	(5,401)

	$940,338	$789,280	$683,236

The components of the net deferred tax liability are as follows:

	December 31
(Dollars in thousands)	2005	2004
Deferred tax liabilities:
Loan fees and interest income	$211,324	$252,532
FHLB stock dividends	214,679	189,290
Unrealized gains on debt and equity securities	140,482	158,347
Depreciation and other	36,025	32,381

Gross deferred tax liabilities	602,510	632,550
Deferred tax assets:
Provision for losses on loans	118,420	116,619
State taxes	46,955	41,272
Other deferred tax assets	3,834	17,715

Gross deferred tax assets	169,209	175,606

Net deferred tax liability	$433,301	$456,944

A reconciliation of income taxes at the federal statutory corporate rate to the effective tax rate is as follows:

	Year Ended December 31
	2005		2004		2003
(Dollars in thousands)	Amount	Percent of Pretax Income	Amount	Percent of Pretax Income	Amount	Percent of Pretax Income
Computed standard corporate tax expense	$849,276	35.0%	$724,150	35.0%	$626,267	35.0%
Increases (reductions) in taxes resulting from:
State tax, net of federal income tax benefit	85,638	3.5	74,962	3.6	58,344	3.3
Other	5,424.3		(9,832)	(.5)	(1,375)	(.1)

	$940,338	38.8%	$789,280	38.1%	$683,236	38.2%

GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2005, 2004, and 2003

In accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes,” a deferred tax liability has not been recognized for the tax bad debt reserve of WSB that arose in tax years that began prior to December 31, 1987. At December 31, 2005 and 2004, the portion of the tax bad debt reserve attributable to pre-1988 tax years was approximately $252 million. The amount of unrecognized deferred tax liability at December 31, 2005 and 2004, was approximately $88 million. This deferred tax liability could be recognized if certain distributions are made with respect to the stock of WSB, or the bad debt reserve is used for any purpose other than absorbing bad debt losses.

NOTE P - Stockholders’ Equity

Changes in common stock issued and outstanding were as follows:

	Year Ended December 31
	2005	2004	2003
Shares issued and outstanding, beginning of year	306,524,716	304,238,216	307,042,206
Common stock issued through options exercised	2,502,060	2,286,500	1,108,750
Common stock repurchased and retired	(985,000)	-0-	(3,912,740)

Shares issued and outstanding, end of year	308,041,776	306,524,716	304,238,216

The quarterly cash dividends paid on the Company’s common stock were as follows:

	Year Ended December 31
	2005	2004	2003
First Quarter	$.06	$.05	$.0425
Second Quarter	.06	.05	.0425
Third Quarter	.06	.05	.0425
Fourth Quarter	.08	.06	.0500

In September 2001, the Company’s Board of Directors authorized the repurchase of up to 31,733,708 shares of Golden West’s common stock. During 2005, 985,000 shares were purchased and retired at a cost of $58 million. No shares were repurchased during 2004. At December 31, 2005, the remaining shares authorized to be repurchased were 17,671,358.

GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2005, 2004, and 2003

NOTE Q - Earnings Per Share

The Company calculates Basic Earnings Per Share (EPS) and Diluted EPS in accordance with Statement of Financial Accounting Standards No. 128, “Earnings per Share” (SFAS 128). The following is a summary of the calculation of basic and diluted EPS:

	Year Ended December 31
(Dollars in thousands except per share figures)	2005	2004	2003
Net earnings	$1,486,164	$1,279,721	$1,106,099

Weighted average shares	307,388,071	305,470,587	305,047,184
Dilutive effect of outstanding common stock equivalents	4,402,120	4,649,159	4,927,222

Diluted average shares outstanding	311,790,191	310,119,746	309,974,406

Basic earnings per share	$4.83	$4.19	$3.63

Diluted earnings per share	$4.77	$4.13	$3.57

As of December 31, options to purchase 1,978,400 (2005), 21,000 (2004), and 839,000 (2003) shares were outstanding but not included in the computation of earnings per share because the exercise price was higher than the average market price, and therefore they were antidilutive.

NOTE R - Regulatory Capital Requirements and Dividend Restrictions

The Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA) established capital standards for federally insured financial institutions, such as WSB and WTX. Under FIRREA, thrifts and savings banks must have tangible capital equal to at least 1.5% of adjusted total assets, have core capital equal to at least 4% of adjusted total assets, and have risk-based capital equal to at least 8% of risk-weighted assets.

The OTS and other bank regulatory agencies have adopted rules based upon five capital tiers: well-capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized. The rules provide that a savings association is “well-capitalized” if its leverage ratio is 5% or greater, its Tier 1 risk-based capital ratio is 6% or greater, its total risk-based capital ratio is 10% or greater, and the institution is not subject to a capital directive.

As used herein, the total risk-based capital ratio is the ratio of total capital to risk-weighted assets, Tier 1 risk-based capital ratio is the ratio of core capital to risk-weighted assets, and the Tier 1 or leverage ratio is the ratio of core capital to adjusted total assets, in each case as calculated in accordance with current OTS capital regulations. As of December 31, 2005, the date of the most recent report to the OTS, WSB and WTX were considered “well-capitalized” under the current requirements. There are no conditions or events that have occurred since that date that the Company believes would have an impact on the categorization of WSB or WTX.

GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2005, 2004, and 2003

At December 31, 2005 and 2004, WSB and WTX had the following regulatory capital calculated in accordance with FIRREA’s capital standards:

	December 31, 2005
	ACTUAL		MINIMUM CAPITAL REQUIREMENTS		WELL-CAPITALIZED CAPITAL REQUIREMENTS
(Dollars in thousands)	Capital	Ratio	Capital	Ratio	Capital	Ratio
WSB
Tangible	$8,384,582	6.76%	$1,860,332	1.50%	—	—
Tier 1 (core or leverage)	8,384,582	6.76	4,960,885	4.00	$6,201,106	5.00%
Tier 1 risk-based	8,384,582	12.58	—	—	3,997,503	6.00
Total risk-based	8,671,909	13.02	5,330,004	8.00	6,662,505	10.00
WTX
Tangible	$744,749	5.61%	$199,060	1.50%	—	—
Tier 1 (core or leverage)	744,749	5.61	530,827	4.00	$663,534	5.00%
Tier 1 risk-based	744,749	24.68	—	—	181,080	6.00
Total risk-based	747,543	24.77	241,440	8.00	301,799	10.00

	December 31, 2004
	ACTUAL		MINIMUM CAPITAL REQUIREMENTS		WELL-CAPITALIZED CAPITAL REQUIREMENTS
(Dollars in thousands)	Capital	Ratio	Capital	Ratio	Capital	Ratio
WSB
Tangible	$7,139,505	6.71%	$1,596,105	1.50%	—	—
Tier 1 (core or leverage)	7,139,505	6.71	4,256,281	4.00	$5,320,351	5.00%
Tier 1 risk-based	7,139,505	12.41	—	—	3,450,761	6.00
Total risk-based	7,428,260	12.92	4,601,015	8.00	5,751,269	10.00
WTX
Tangible	$686,052	5.22%	$197,148	1.50%	—	—
Tier 1 (core or leverage)	686,052	5.22	525,727	4.00	$657,159	5.00%
Tier 1 risk-based	686,052	23.62	—	—	174,241	6.00
Total risk-based	687,409	23.67	232,322	8.00	290,402	10.00

The payments of capital distributions by WSB and WTX to their parent are governed by OTS regulations. WSB and WTX must file a notice with the OTS prior to making capital distributions and, in some cases, may need to file applications. The OTS may disapprove a notice or deny an application, in whole or in part, if the OTS finds that: (a) the insured subsidiary would be undercapitalized or worse following the capital distribution; (b) the proposed capital distribution raises safety and soundness concerns; or (c) the proposed capital distribution violates a prohibition contained in any statute, regulation, agreement with the OTS, or a condition imposed upon the insured subsidiary in an OTS approved application or notice. In general, WSB and WTX may, with prior notice to the OTS, make capital distributions during a calendar year in an amount equal to that year’s net income plus retained net income for the preceding two years, as long as immediately after such distributions they remain at least adequately capitalized. Capital distributions in excess of such amount, or which would cause WSB or WTX to no longer be adequately capitalized, require specific OTS approval.

At December 31, 2005, $6.2 billion of WSB’s retained earnings were available for the payment of cash dividends without the imposition of additional federal income taxes.

GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2005, 2004, and 2003

NOTE S - Stock Options

The Company’s shareholder-approved 1996 Stock Option Plan authorized the issuance of up to 42 million shares of the Company’s common stock for non-qualified and incentive stock option grants to key employees. At December 31, there were 1,332,000 (2005), 3,277,300 (2004), and 3,190,900 (2003) shares available for option under this plan. The 1996 Stock Option Plan expired on February 1, 2006, after which no further options may be granted under this Plan.

The Company’s shareholder-approved 2005 Stock Incentive Plan was effective on April 27, 2005. The 2005 Stock Incentive Plan authorizes the issuance of up to 25 million shares of the Company’s common stock for awards to key employees of non-qualified and incentive stock options, restricted stock, stock units, and stock appreciation rights. At December 31, 2005, all 25 million shares authorized under the 2005 Stock Incentive Plan were available for awards.

The exercise price for all non-qualified and incentive stock options granted under the 1996 Stock Option Plan was set at fair market value as of the date of grant. The outstanding options under the 1996 Stock Option Plan provide for vesting after two to five years, after which time the vested options may be exercised at any time until ten years after the date of grant.

Outstanding options at December 31, 2005, were held by 688 employees and had expiration dates ranging from January 12, 2006 to September 26, 2015. The following table sets forth the range of exercise prices on outstanding options at December 31, 2005:

				Currently Exercisable
Range of Exercise Price	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Number of Options	Weighted Average Exercise Price
$8.71 - $15.79	4,021,100	$15.05	3.6 years	4,021,100	$15.05
$23.58 - $34.33	1,313,988	23.81	5.8 years	1,309,488	23.78
$40.29 - $59.95	2,947,000	41.63	7.6 years	21,000	41.57
$61.25 - $67.78	1,980,600	63.92	9.5 years	-0-	n/a

	10,262,688			5,351,588

A summary of the transactions of the stock option plan follows:

	Shares	Average Exercise Price Per Share
Outstanding, January 1, 2003	11,197,598	$14.92
Granted	3,144,400	41.35
Exercised	(1,108,750)	11.48
Canceled	(40,900)	29.28

Outstanding, December 31, 2003	13,192,348	$21.47
Granted	27,000	56.53
Exercised	(2,286,500)	12.80
Canceled	(113,400)	37.14

Outstanding, December 31, 2004	10,819,448	$23.22
Granted	1,988,200	63.91
Exercised	(2,502,060)	14.11
Canceled	(42,900)	42.65

Outstanding, December 31, 2005	10,262,688	$33.24

At December 31, options exercisable amounted to 5,351,588 (2005), 6,803,148 (2004), and 5,140,650 (2003). The weighted average exercise price of the options exercisable at December 31 was $17.29 (2005), $14.91 (2004), and $13.42 (2003).

GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2005, 2004, and 2003

The weighted average fair value per share of options granted during 2005 was $17.31 per share, $14.45 per share for those granted during 2004, and $11.36 per share for those granted during 2003. For these disclosure purposes, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 2005, 2004, and 2003, respectively: dividend yield of 0.6% (2005), 0.6% (2004), and 0.7% (2003); expected volatility of 22% (2005), 23% (2004), and 23% (2003); expected lives of 5.5 years (2005), 5.1 years (2004), and 5.7 years (2003); and risk-free interest rates of 3.91% (2005), 3.43% (2004), and 3.57% (2003).

NOTE T - Commitments and Contingencies

Commitments to originate mortgage loans are agreements to lend to a customer provided that the customer satisfies the terms of the contract. Commitments generally have fixed expiration dates or other termination clauses. Prior to entering each commitment, the Company evaluates the customer’s creditworthiness. The amount of outstanding loan origination commitments at December 31, 2005 and 2004 was $1.9 billion and $1.8 billion, respectively. The vast majority of these commitments were for adjustable rate mortgages.

The Company enters into Equity Lines of Credit with its customers. At December 31, 2005 and 2004, the balance of outstanding ELOCs was $2.9 billion and $2.6 billion, respectively. The maximum total line of credit available on the ELOCs at December 31, 2005 and 2004 was $4.5 billion and $3.9 billion, respectively.

The Company originates loans in which deferred interest may occur as long as the loan balance remains below a cap based on the percentage of the original loan amount. A 125% cap on the loan balance applies to loans with original loan to value ratios at or below 85%. Loans with original loan to values above 85% have a 110% cap. The Company closely monitors the portfolio’s deferred interest and limits the credit risk through strict underwriting and appraisal standards. At December 31, 2005 and 2004, deferred interest amounted to $449 million and $55 million, respectively.

The Company enters into commitments to sell mortgage loans. The commitments generally have a fixed delivery settlement date. The Company had $120 million and $46 million of outstanding commitments to sell mortgage loans as of December 31, 2005 and 2004, respectively.

The Company sells certain fixed-rate loans with full credit recourse in the ordinary course of its business. The Company is required to repurchase a loan if it becomes 90 days past due. As of December 31, 2005, the balance of loans sold with recourse and the related recourse liability were approximately $1.7 billion and $12 million, respectively. As of December 31, 2004, the balance of loans sold with recourse and the related recourse liability were approximately $2.3 billion and $13 million, respectively. As of December 31, 2005 and 2004, there were loans with balances of $1.3 million and $809 thousand, respectively, 90 days past due. The Company may obtain and liquidate the real estate pledged as collateral to recover amounts paid under the recourse arrangement. As of December 31, 2005 and 2004, the original appraised value of real estate collateral securing the loans sold with recourse was $3.1 billion and $3.9 billion, respectively.

From time to time, the Company enters into commitments to purchase or sell mortgage-backed securities. The commitments generally have a fixed delivery or receipt settlement date. The Company controls the credit risk of such commitments through credit evaluations, limits, and monitoring procedures. The interest rate risk of the commitment is considered by the Company and may be matched with the appropriate funding sources. The Company had no significant outstanding commitments to purchase or sell mortgage-backed securities as of December 31, 2005 or 2004.

In the ordinary course of its business, the Company enters into transactions and other relationships in which the Company may undertake an obligation to indemnify third parties against damages, losses, and expenses arising from these transactions and relationships. These indemnification obligations include those arising from underwriting agreements relating to the Company’s securities, agreements relating to the securitization and sale of the Company’s loans, office leases, indemnification agreements with the directors of the Company and its related entities, and various other transactions and arrangements. The Company also is subject to indemnification obligations arising under its organization documents and applicable laws with respect to the Company’s directors, officers, and employees. Because the extent of the Company’s various indemnification obligations depends entirely upon the occurrence of future events, the potential future liability under these obligations is not determinable.

GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2005, 2004, and 2003

The Company and its subsidiaries are parties to legal actions arising in the ordinary course of business, none of which, in the opinion of management, is material to the Company’s consolidated financial condition or results of operations.

NOTE U - Interest Rate Swaps

The Company has entered into interest rate swap agreements with selected banks and government security dealers to reduce its exposure to fluctuations in interest rates. The possible inability of counterparties to satisfy the terms of these contracts exposes the Company to credit risk to the extent of the net difference between the calculated pay and receive amounts on each transaction. To limit credit exposure, among other things, the Company enters into interest rate swap contracts only with major banks and securities dealers selected by the Company primarily upon the basis of their creditworthiness. The Company obtains cash or securities in accordance with the contracts to collateralize these instruments as interest rates move. The Company has not experienced any credit losses from interest rate swaps and does not anticipate nonperformance by any current counterparties.

Fair value hedges

At December 31, 2005, the Company had three interest rate swaps that are used to effectively convert payments on WSB’s fixed-rate senior debt to floating-rate payments. These interest rate swaps were designated as fair value hedges and qualified for the shortcut method under SFAS 133 and, as such, an ongoing assessment of hedge effectiveness is not required and the changes in fair value of the hedged items are deemed to be equal to the changes in the fair value of the interest rate swaps. The fair value of the swaps at December 31, 2005 was $(37.6) million which was offset by the change in the fair value of the debt. Accordingly, changes in the fair value of these swaps had no impact on the Consolidated Statement of Net Earnings.

The following table illustrates the maturities and weighted average interest rates for the swap contracts and the hedged fixed-rate senior debt as of December 31, 2005. There are no maturities in the years 2006 through 2007.

	Expected Maturity Date as of December 31, 2005
(Dollars in thousands)	2008	2009	Total Balance	Fair Value
Hedged Fixed-Rate Senior Debt
Contractual maturity	$700,000	$1,200,000	$1,900,000	$1,854,919
Weighted average interest rate	4.27%	4.39%	4.35%
Swap Contracts				$(37,571)
Weighted average interest rate paid	4.42%	4.47%	4.45%
Weighted average interest rate received	4.15%	4.19%	4.18%

The net effect of these transactions was that the Company effectively converted fixed-rate senior debt to floating-rate senior debt with a weighted average interest rate of 4.62% at December 31, 2005.

During 2005, the range of floating interest rates paid on swap contracts was 2.51% to 4.55%. The range of fixed interest rates received on swap contracts was 4.09% to 4.39%.

Interest rate swap not designated as a hedging instrument

Interest rate swap payment activity on swaps not designated as hedging instruments decreased net interest income by $1 million and $12 million for the years ended December 31, 2004, and 2003, respectively. The last interest rate swap not designated as a hedging instrument matured in April 2004.

GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 2005, 2004, and 2003

NOTE V - Disclosure about Fair Value of Financial Instruments

The Statement of Financial Accounting Standards No. 107, “Disclosures About Fair Value of Financial Instruments,” requires disclosure of the fair value of financial instruments for which it is practicable to estimate that value. The statement provides for a variety of different valuation methods, levels of aggregation, and assessments of practicability of estimating fair value.

The values presented are based upon information as of December 31, 2005 and 2004, and do not reflect any subsequent changes in fair value. Fair values may have changed significantly following the balance sheet dates. The estimates presented herein are not necessarily indicative of amounts that could be realized in a current transaction.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

The historical cost amounts approximate the fair value of the following financial instruments: cash, interest earned but uncollected, investment in capital stock of Federal Home Loan Banks, other overnight investments, demand deposits, and securities sold under agreements to repurchase with brokers/dealers due within 90 days.

Fair values are based on quoted market prices for securities available for sale, mortgage-backed securities available for sale, mortgage-backed securities held to maturity, securities sold under agreements to repurchase with brokers/dealers with terms greater than 90 days, bank notes, senior debt, and interest rate swaps.

For loans receivable and loan commitments for investment portfolio, the fair value is estimated by present valuing projected future cash flows, using current rates at which similar loans would be made to borrowers and with assumed rates of prepayment.

For mortgage servicing rights, the fair value is estimated using a discounted cash flow analysis based on the Company’s estimated annual cost of servicing, prepayment rates, and discount rates.

Fair values are estimated using projected cash flows present valued at replacement rates currently offered for instruments of similar remaining maturities for term deposits and advances from Federal Home Loan Banks.

GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2005, 2004, and 2003

The table below discloses the carrying value and the fair value of Golden West’s financial instruments as of December 31.

	December 31
	2005		2004
(Dollars in thousands)	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Financial Assets:
Cash	$518,161	$518,161	$292,421	$292,421
Federal funds sold and other investments	1,321,626	1,321,626	936,353	936,353
Securities available for sale	382,499	382,499	438,032	438,032
Mortgage-backed securities available for sale	11,781	11,781	14,438	14,438
Mortgage-backed securities held to maturity	1,472,183	1,472,609	2,095,614	2,138,894
Loans receivable	117,881,965	118,987,054	100,559,179	101,261,901
Interest earned but uncollected	392,303	392,303	248,073	248,073
Investment in capital stock of Federal Home Loan Banks	1,857,580	1,857,580	1,563,276	1,563,276
Capitalized mortgage servicing rights	39,134	53,719	53,234	62,273
Interest rate swaps	-0-	-0-	10,309	10,309
Financial Liabilities:
Deposits	60,158,319	60,260,546	52,965,311	53,022,209
Advances from Federal Home Loan Banks	38,961,165	38,978,241	33,781,895	33,790,789
Securities sold under agreements to repurchase	5,000,000	4,998,367	3,900,000	3,899,607
Bank notes	2,393,951	2,393,907	2,709,895	2,709,742
Senior debt	8,194,266	8,200,022	5,291,840	5,323,968
Interest rate swaps	37,571	37,571	-0-	-0-

GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2005, 2004, and 2003

NOTE W - Employee Benefits

The Company sponsors a defined contribution plan intended to be a tax-qualified plan under Sections 401(a) and 401(k) of the Internal Revenue Code. Employees may voluntarily contribute within the guidelines of the plan. The Company will contribute an amount equal to 50% of the first 6% of salary deferred on behalf of each participant. Contributions to the plan were approximately $12 million, $9 million, and $8 million for the years ended December 31, 2005, 2004, and 2003, respectively.

The Company also has individual deferred compensation agreements with select employees. These agreements are unfunded. The projected benefit obligation recognized which equals the accumulated benefit obligation was $39 million and $29 million at December 31, 2005 and 2004, respectively. The benefits paid amounted to $1 million (2005) and $1 million (2004). The net periodic benefit cost recognized was $11 million (2005), $5 million (2004), and $5 million (2003). The weighted-average discount rates used to determine the projected benefit obligation and the net periodic benefit costs were 4.79% (2005), 5.01% (2004), and 4.90% (2003). Future benefits that the Company expects to pay in each of the next five years, and in the aggregate for the five years thereafter, were $1 million (2006), $1 million (2007), $1 million (2008), $2 million (2009), $2 million (2010), and $23 million (2011 – 2015) as of December 31, 2005.

NOTE X - Parent Company Financial Information

Statement of Net Earnings

	Year Ended December 31
(Dollars in thousands)	2005	2004	2003
Revenues:
Dividends from subsidiaries	$265,135	$250,089	$200,112
Investment income	29,054	9,915	8,576
Other income	36	2,975	2,331

	294,225	262,979	211,019
Expenses:
Interest	48,692	48,697	57,826
General and administrative	3,794	5,158	6,693

	52,486	53,855	64,519

Earnings before income tax benefit and equity in undistributed net earnings of subsidiaries	241,739	209,124	146,500
Income tax benefit	8,898	15,813	20,723
Equity in undistributed net earnings of subsidiaries	1,235,527	1,054,784	938,876

Net Earnings	$1,486,164	$1,279,721	$1,106,099

GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2005, 2004, and 2003

NOTE X - Parent Company Financial Information (Continued)

Statement of Financial Condition

	December 31
(Dollars in thousands)	2005	2004
Assets
Cash	$73,298	$29,937
Federal funds sold and other investments	225,000	75,000
Securities available for sale	5,536	5,301
Overnight note receivable from subsidiary	710,109	706,129
Other investments with subsidiary	-0-	217
Investment in subsidiaries	8,626,075	7,418,446
Other assets	40,402	47,750

Total Assets	$9,680,420	$8,282,780

Liabilities and Stockholders’ Equity
Senior debt	$994,397	$992,829
Other liabilities	15,058	15,075
Stockholders’ equity	8,670,965	7,274,876

Total Liabilities and Stockholders’ Equity	$9,680,420	$8,282,780

Statement of Cash Flows

	Year Ended December 31
(Dollars in thousands)	2005	2004	2003
Cash flows from operating activities:
Net earnings	$1,486,164	$1,279,721	$1,106,099
Adjustments:
Equity in undistributed net earnings of subsidiaries	(1,235,527)	(1,054,784)	(938,876)
Other, net	48,987	16,650	3,290

Net cash provided by operating activities	299,624	241,587	170,513
Cash flows from investing activities:
Decrease (increase) in fed funds and other investments	(150,000)	523,238	(373,238)
Decrease (increase) in securities available for sale	(2)	55	200,716
Decrease (increase) in overnight notes receivable from subsidiary	(3,979)	(706,129)	399,369
Decrease (Increase) in other investments with subsidiary	217	(112)	(2)

Net cash provided by (used in) investing activities	(153,764)	(182,948)	226,845
Cash flows from financing activities:
Repayment of subordinated notes	-0-	-0-	(200,000)
Dividends on common stock	(79,911)	(64,157)	(54,159)
Exercise of stock options	35,296	29,277	12,728
Purchase and retirement of Company stock	(57,884)	-0-	(151,230)

Net cash used in financing activities	(102,499)	(34,880)	(392,661)
Net increase in cash	43,361	23,759	4,697
Cash at beginning of period	29,937	6,178	1,481

Cash at end of period	$73,298	$29,937	$6,178

GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2005, 2004, and 2003

NOTE Y - Selected Quarterly Financial Data (Unaudited)

	2005 Quarter Ended
(Dollars in thousands)	March 31	June 30	September 30	December 31
Interest income	$1,311,485	$1,464,202	$1,631,766	$1,792,443
Interest expense	606,921	744,637	883,938	1,029,329

Net interest income	704,564	719,565	747,828	763,114
Provision for loan losses	884	1,807	2,810	2,789
Noninterest income	82,613	112,085	129,434	138,004
Noninterest expense	224,239	238,574	237,382	262,220

Earnings before taxes on income	562,054	591,269	637,070	636,109
Taxes on income	213,804	230,840	254,830	240,864

Net earnings	$348,250	$360,429	$382,240	$395,245

Basic earnings per share	$1.13	$1.17	$1.24	$1.29

Diluted earnings per share	$1.12	$1.16	$1.22	$1.27

	2004 Quarter Ended
(Dollars in thousands)	March 31	June 30	September 30	December 31
Interest income	$939,757	$977,732	$1,072,930	$1,188,437
Interest expense	320,503	335,046	407,801	496,901

Net interest income	619,254	642,686	665,129	691,536
Provision for loan losses	241	392	197	2,571
Noninterest income	59,807	81,147	71,605	81,364
Noninterest expense	199,514	207,533	210,460	222,619

Earnings before taxes on income	479,306	515,908	526,077	547,710
Taxes on income	179,582	199,190	201,299	209,209

Net earnings	$299,724	$316,718	$324,778	$338,501

Basic earnings per share	$0.98	$1.04	$1.06	$1.11

Diluted earnings per share	$0.97	$1.02	$1.05	$1.09